              GENERAL DISTRIBUTOR'S AGREEMENT
                          BETWEEN
              OPPENHEIMER MULTI CAP VALUE FUND
                            AND
             OPPENHEIMERFUNDS DISTRIBUTOR, INC.

Date: November 8, 2002

OPPENHEIMERFUNDS DISTRIBUTOR, INC.
498 Seventh Avenue
New York, NY  10018

Dear Sirs:

OPPENHEIMER  MULTI CAP VALUE FUND, a Massachusetts  business trust (the "Fund"),  is registered as an investment  company under the  Investment  Company Act of 1940 (the "1940 Act"), and an  indefinite  number  of one or  more  classes  of its
shares  of   beneficial   interest   ("Shares")   have  been
registered  under  the  Securities  Act of 1933  (the  "1933
Act") to be offered  for sale to the public in a  continuous public  offering in accordance with the terms and conditions set forth in the  Prospectus  and  Statement  of  Additional
Information  ("SAI")  included  in the  Fund's  Registration
Statement  as it may be  amended  from  time  to  time  (the
"current Prospectus and/or SAI").

In this  connection,  the Fund  desires  that your firm (the
"General  Distributor")  act  in  a  principal  capacity  as
General  Distributor for the sale and distribution of Shares which have been  registered  as  described  above and of any additional  Shares  which may become  registered  during the term of this  Agreement.  You have advised the Fund that you are willing to act as such  General  Distributor,  and it is accordingly agreed by and between us as follows:

1.    Appointment  of  the  Distributor.   The  Fund  hereby
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appoints  you as the sole General  Distributor,  pursuant to the aforesaid  continuous public offering of its Shares, and the Fund  further  agrees  from and  after  the date of this
Agreement,  that it will not, without your consent,  sell or agree to sell any Shares  otherwise than through you, except
(a) the Fund may itself sell shares  without sales charge as an  investment  to the  officers,  trustees or directors and bona fide  present  and former  full-time  employees  of the
Fund, the Fund's Investment Adviser and affiliates  thereof, and to other  investors  who are  identified  in the current
Prospectus  and/or SAI as having the privilege to buy Shares at net  asset  value;  (b) the  Fund  may  issue  shares  in connection  with a merger,  consolidation  or acquisition of assets  on such  basis  as may be  authorized  or  permitted under the 1940 Act;  (c) the Fund may issue  shares  for the reinvestment  of dividends  and other  distributions  of the
Fund  or of any  other  Fund  if  permitted  by the  current
Prospectus  and/or SAI; and (d) the Fund may issue shares as underlying  securities  of a unit  investment  trust if such unit  investment  trust  has  elected  to use  Shares  as an underlying  investment;  provided that in no event as to any of the foregoing  exceptions shall Shares be issued and sold at less than the then-existing net asset value.

2.    Sale of Shares.  You hereby  accept  such  appointment
      --------------
and  agree  to  use  your  best   efforts  to  sell  Shares,
provided,  however,  that when  requested by the Fund at any time because of market or other economic  considerations  or abnormal  circumstances  of any kind,  or when  agreed to by mutual consent of the Fund and the General Distributor,  you will suspend such  efforts.  The Fund may also  withdraw the offering  of  Shares  at  any  time  when  required  by  the provisions of any statute,  order, rule or regulation of any governmental  body  having  jurisdiction.  It is  understood that  you do  not  undertake  to  sell  all or any  specific number of Shares.

3.    Sales  Charge.  Shares  shall  be  sold  by you at net
      -------------
asset value plus a front-end  sales  charge not in excess of
8.5%  of the  offering  price,  but  which  front-end  sales charge shall be  proportionately  reduced or eliminated  for larger sales and under other circumstances,  in each case on the basis set forth in the  current  Prospectus  and/or SAI.
The  redemption  proceeds of shares  offered and sold at net asset value with or without a front-end  sales charge may be subject  to a  contingent  deferred  sales  charge  ("CDSC")
under the circumstances  described in the current Prospectus and\or SAI. You may reallow  such  portion of the  front-end sales charge to dealers or cause  payment  (which may exceed the  front-end  sales  charge,  if  any) of  commissions  to brokers  through which sales are made, as you may determine, and you may pay such  amounts  to  dealers  and  brokers  on sales of shares from your own  resources  (such  dealers and brokers shall  collectively  include all domestic or foreign institutions  eligible to offer and sell the Shares), and in the  event  the  Fund  has more  than  one  class of  Shares outstanding,  then you may impose a front-end  sales  charge and/or a CDSC on Shares of one class that is different  from
the   charges   imposed  on  Shares  of  the  Fund's   other
class(es),  in  each  case  as  set  forth  in  the  current
Prospectus  and/or SAI,  provided the front-end sales charge and  CDSC  to  the  ultimate  purchaser  do not  exceed  the respective  levels set forth for such  category of purchaser in the current Prospectus and/or SAI.

4.    Purchase of Shares.
      ------------------

      (a)   As  General  Distributor,  you  shall  have  the
            right  to  accept  or  reject   orders  for  the
            purchase  of  Shares  at  your  discretion.  Any
            consideration   which   you   may   receive   in
            connection  with a rejected  purchase order will
            be returned promptly.

      (b)   You  agree  promptly  to issue  or to cause  the
            duly    appointed    transfer   or   shareholder
            servicing  agent  of the  Fund to  issue as your
            agent  confirmations  of all  accepted  purchase
            orders   and  to   transmit   a  copy   of  such
            confirmations  to the Fund.  The net asset value
            of all  Shares  which  are the  subject  of such
            confirmations,  computed in accordance  with the
            applicable  rules under the 1940 Act, shall be a
            liability  of  the  General  Distributor  to the
            Fund  to  be  paid  promptly  after  receipt  of
            payment  from the  originating  dealer or broker
            (or investor,  in the case of direct  purchases)
            and not later than  eleven  business  days after
            such  confirmation even if you have not actually
            received payment from the originating  dealer or
            broker,  or  investor.  In no  event  shall  the
            General  Distributor  make  payment  to the Fund
            later than permitted by applicable  rules of the
            National Association of Securities Dealers, Inc.

      (c)   If the  originating  dealer or broker shall fail
            to make timely  settlement of its purchase order
            in  accordance  with  applicable  rules  of  the
            National   Association  of  Securities  Dealers,
            Inc.,  or if a direct  purchaser  shall  fail to
            make  good   payment  for  shares  in  a  timely
            manner,  you shall have the right to cancel such
            purchase  order and,  at your  account and risk,
            to hold  responsible the  originating  dealer or
            broker,  or  investor.  You  agree  promptly  to
            reimburse  the Fund for  losses  suffered  by it
            that are attributable to any such  cancellation,
            or to  errors on your  part in  relation  to the
            effective  date  of  accepted  purchase  orders,
            limited to the amount  that such  losses  exceed
            contemporaneous  gains  realized by the Fund for
            either of such  reasons  with  respect  to other
            purchase orders.

      (d)   In the  case  of a  canceled  purchase  for  the
            account  of a directly  purchasing  shareholder,
            the Fund agrees that if such  investor  fails to
            make you  whole for any loss you pay to the Fund
            on such canceled  purchase order,  the Fund will
            reimburse  you for such  loss to the  extent  of
            the aggregate  redemption  proceeds of any other
            shares of the Fund  owned by such  investor,  on
            your demand that the Fund  exercise its right to
            claim such redemption  proceeds.  The Fund shall
            register  or cause to be  registered  all Shares
            sold to you  pursuant to the  provisions  hereof
            in such  names and  amounts  as you may  request
            from  time to time and the Fund  shall  issue or
            cause to be issued certificates  evidencing such
            Shares for  delivery  to you or pursuant to your
            direction   if  and  to  the  extent   that  the
            shareholder  account  in  question  contemplates
            the issuance of such  certificates.  All Shares,
            when so  issued  and  paid  for,  shall be fully
            paid  and  non-assessable  by  the  Fund  (which
            shall not  prevent  the  imposition  of any CDSC
            that may  apply) to the  extent set forth in the
            current Prospectus and/or SAI.

5.    Repurchase of Shares.
      --------------------

      (a)   In  connection  with the  repurchase  of Shares,
            you are  appointed and shall act as Agent of the
            Fund.  You  are  authorized,  for so long as you
            act  as  General  Distributor  of the  Fund,  to
            repurchase,     from     authorized     dealers,
            certificated  or  uncertificated  shares  of the
            Fund  ("Shares") on the basis of orders received
            from  each  dealer  ("authorized  dealer")  with
            which you have a dealer  agreement  for the sale
            of Shares  and  permitting  resales of Shares to
            you,  provided that such authorized  dealer,  at
            the time of placing  such  resale  order,  shall
            represent (i) if such Shares are  represented by
            certificate(s),   that  certificate(s)  for  the
            Shares to be repurchased  have been delivered to
            it by the  registered  owner with a request  for
            the  redemption  of such Shares  executed in the
            manner   and   with  the   signature   guarantee
            required   by   the   then-currently   effective
            prospectus  of the Fund,  or (ii) if such Shares
            are   uncertificated,    that   the   registered
            owner(s)  has  delivered to the dealer a request
            for the  redemption  of such Shares  executed in
            the  manner  and  with the  signature  guarantee
            required   by   the   then-currently   effective
            prospectus of the Fund.

      (b)   You shall (a) have the right in your  discretion
            to accept or reject  orders  for the  repurchase
            of Shares;  (b) promptly transmit  confirmations
            of  all  accepted  repurchase  orders;  and  (c)
            transmit  a copy  of  such  confirmation  to the
            Fund, or, if so directed,  to any duly appointed
            transfer or shareholder  servicing  agent of the
            Fund.  In  your   discretion,   you  may  accept
            repurchase   requests   made  by  a  financially
            responsible   dealer  which  provides  you  with
            indemnification  in form  satisfactory to you in
            consideration   of  your   acceptance   of  such
            dealer's   request   in  lieu  of  the   written
            redemption  request of the owner of the account;
            you agree that the Fund  shall be a third  party
            beneficiary of such indemnification.

      (c)   Upon  receipt by the Fund or its duly  appointed
            transfer or shareholder  servicing  agent of any
            certificate(s)  (if any  has  been  issued)  for
            repurchased  Shares  and  a  written  redemption
            request  of  the  registered  owner(s)  of  such
            Shares  executed  in the manner and  bearing the
            signature     guarantee    required    by    the
            then-currently  effective  Prospectus  or SAI of
            the  Fund,  the Fund  will pay or cause its duly
            appointed  transfer  or  shareholder   servicing
            agent   promptly  to  pay  to  the   originating
            authorized  dealer the  redemption  price of the
            repurchased   Shares  (other  than   repurchased
            Shares  subject to the provisions of part (d) of
            Section  5 of this  Agreement)  next  determined
            after your  receipt of the  dealer's  repurchase
            order.

      (d)   Notwithstanding  the  provisions  of part (c) of
            Section 5 of this Agreement,  repurchase  orders
            received  from an  authorized  dealer  after the
            determination of the Fund's  redemption price on
            a regular  business  day will receive that day's
            redemption  price if the  request  to the dealer
            by  its  customer  to  arrange  such  repurchase
            prior  to  the   determination   of  the  Fund's
            redemption  price  that  day  complies  with the
            requirements  governing  such requests as stated
            in the current Prospectus and/or SAI.

      (e)   You will make every  reasonable  effort and take
            all reasonably  available measures to assure the
            accurate  performance  of  all  services  to  be
            performed   by   you   hereunder    within   the
            requirements of any statute,  rule or regulation
            pertaining  to the  redemption  of  shares  of a
            regulated    investment    company    and    any
            requirements   set  forth  in  the  then-current
            Prospectus  and/or  SAI of the  Fund.  You shall
            correct  any  error or  omission  made by you in
            the  performance  of your  duties  hereunder  of
            which you shall have received  notice in writing
            and any necessary  substantiating  data; and you
            shall hold the Fund  harmless from the effect of
            any errors or  omissions  which  might  cause an
            over- or  under-redemption  of the Fund's Shares
            and/or an excess or  non-payment  of  dividends,
            capital    gains    distributions,    or   other
            distributions.

      (f)   In the event an authorized  dealer  initiating a
            repurchase  order shall fail to make delivery or
            otherwise  settle such order in accordance  with
            the  rules  of  the  National   Association   of
            Securities  Dealers,  Inc.,  you shall  have the
            right to cancel  such  repurchase  order and, at
            your account and risk, to hold  responsible  the
            originating   dealer.  In  the  event  that  any
            cancellation of a Share  repurchase order or any
            error  in  the  timing  of the  acceptance  of a
            Share  repurchase  order shall  result in a gain
            or loss  to the  Fund,  you  agree  promptly  to
            reimburse  the Fund for any  amount by which any
            losses  shall  exceed   then-existing  gains  so
            arising.

6.    1933 Act  Registration.  The Fund has delivered to you
      ----------------------
a copy of its current  Prospectus  and SAI.  The Fund agrees
that  it  will  use  its  best   efforts  to  continue   the
effectiveness of the  Registration  Statement under the 1933
Act.  The  Fund  further  agrees  to  prepare  and  file any
amendments   to  its   Registration   Statement  as  may  be
necessary and any supplemental  data in order to comply with the 1933 Act.  The Fund  will  furnish  you at your  expense with a  reasonable  number of copies of the  Prospectus  and
SAI and any  amendments  thereto for use in connection  with the sale of Shares.

7.    1940  Act   Registration.   The   Fund   has   already
      ------------------------
registered under the 1940 Act as an investment company,  and it will use its best efforts to maintain  such  registration and to comply with the requirements of the 1940 Act.

8.    State Blue Sky  Qualification.  At your  request,  the
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Fund will take such steps as may be  necessary  and feasible to  qualify  Shares  for  sale  in  states,  territories  or
dependencies   of  the  United   States,   the  District  of
Columbia,  the  Commonwealth  of Puerto  Rico and in foreign countries,  in  accordance  with  the laws  thereof,  and to renew or extend any such qualification;  provided,  however, that the Fund shall not be required to qualify  shares or to maintain  the  qualification  of shares in any  jurisdiction where it shall deem such  qualification  disadvantageous  to the Fund.

9.    Duties of Distributor  You agree that:
      ---------------------

      (a)   Neither you nor any of your  officers  will take
            any long or short  position in the  Shares,  but
            this  provision  shall not  prevent  you or your
            officers from  acquiring  Shares for  investment
            purposes only;

      (b)   You  shall  furnish  to the Fund  any  pertinent
            information   required  to  be   inserted   with
            respect  to you as  General  Distributor  within
            the  purview  of the  Securities  Act of 1933 in
            any  reports  or  registration  required  to  be
            filed with any governmental authority; and

      (c)   You   will   not   make   any    representations
            inconsistent  with the information  contained in
            the current Prospectus and/or SAI.

(d)   You shall  maintain  such records as may be reasonably
            required   for  the  Fund  or  its  transfer  or
            shareholder   servicing   agent  to  respond  to
            shareholder  requests  or  complaints,   and  to
            permit the Fund to  maintain  proper  accounting
            records,   and  you  shall  make  such   records
            available to the Fund and its transfer  agent or
            shareholder servicing agent upon request.

      (e)   In performing  under this  Agreement,  you shall
            comply  with  all  requirements  of  the  Fund's
            current    Prospectus   and/or   SAI   and   all
            applicable  laws,  rules  and  regulations  with
            respect to the purchase,  sale and  distribution
            of Shares.

10.   Allocation  of Costs.  The Fund  shall pay the cost of
      --------------------
composition  and  printing  of  sufficient   copies  of  its
Prospectus  and  SAI  as  shall  be  required  for  periodic
distribution  to  its   shareholders   and  the  expense  of
registering  Shares for sale under federal  securities laws.
You  shall pay the  expenses  normally  attributable  to the sale  of  Shares,  other  than  as  paid  under  the  Fund's
Distribution   Plan  under  Rule  12b-1  of  the  1940  Act,
including   the  cost  of   printing   and  mailing  of  the
Prospectus   (other   than  those   furnished   to  existing
shareholders)  and any sales  literature  used by you in the public  sale of the Shares and for  registering  such shares under state blue sky laws pursuant to paragraph 8.

11.   Duration.  This  Agreement  shall  take  effect on the
      --------
date first written  above,  and shall  supersede any and all prior  General  Distributor's  Agreements  by and  among the
Fund  and  you.  Unless  earlier   terminated   pursuant  to
paragraph 12 hereof,  this Agreement  shall remain in effect until  two  years  from the date of  execution  hereof,  and hereinafter  will  continue  in  effect  from  year to year,
provided  that  such   continuance   shall  be  specifically
approved  at  least  annually:  (a) by the  Fund's  Board of
Trustees or by vote of a majority  of the voting  securities of the  Fund;  and  (b) by the  vote  of a  majority  of the
Trustees,   who  are  not  parties  to  this   Agreement  or
"interested  persons"  (as  defined  in the 1940 Act) of any such  person,  cast in person at a  meeting  called  for the purpose of voting on such approval.

12.   Termination  This  Agreement may be terminated  (a) by
      -----------
the  General  Distributor  at any time  without  penalty  by giving  sixty  days'  written  notice  (which  notice may be waived  by the  Fund);  (b) by the Fund at any time  without penalty  upon  sixty  days'  written  notice to the  General
Distributor  (which  notice  may be  waived  by the  General
Distributor);  or (c) by mutual  consent of the Fund and the
General  Distributor,  provided that such termination by the
Fund shall be  directed or approved by the Board of Trustees of the Fund or by the vote of the  holders of a majority  of the  outstanding  voting  securities  of  the  Fund.  In the event this  Agreement is terminated by the Fund, the General
Distributor  shall be  entitled  to be paid  the CDSC  under paragraph  3 hereof  on the  redemption  proceeds  of Shares sold prior to the effective date of such termination.

13.   Assignment.  This  Agreement  may  not be  amended  or
      ----------
changed  except in  writing  and shall be  binding  upon and shall enure to the  benefit of the parties  hereto and their respective successors;  however, this Agreement shall not be assigned by either party and shall  automatically  terminate upon assignment.

14.   Disclaimer  of  Shareholder  Liability.   The  General
      --------------------------------------
Distributor  understands  and agrees that the obligations of the Fund  under  this  Agreement  are not  binding  upon any
Trustee  or  shareholder  of the Fund  personally,  but bind
only  the  Fund  and  the  Fund's   property;   the  General
Distributor  represents that it has notice of the provisions of the  Declaration of Trust,  as may be amended or restated
from  time to time,  of the  Fund  disclaiming  trustee  and shareholder liability for acts or obligations of the Fund.

15.   Section  Headings  The headings of each section is for
      -----------------
descriptive  purposes  only, and such headings are not to be construed or interpreted as part of this Agreement.

If the foregoing is in accordance  with your  understanding, so indicate by signing in the space provided below.

                              Oppenheimer  Multi  Cap  Value
Fund

                              By:   /s/ Robert G. Zack

                                    Robert G. Zack
                                    Secretary

Accepted:

OppenheimerFunds Distributor, Inc.

      /s/ Katherine P. Feld
By:
      Katherine P. Feld
      Vice President